EXHIBIT 1

                                  May 30, 2003

Grubb & Ellis Company
2215 Sanders Road
Suite 400
Northbrook, Illinois 60062
Attention:  General Counsel

         Re:      WAIVER
                  ------

Ladies/Gentlemen:

         Please refer to the Amended and Restated Credit Agreement dated as of December 31, 2000 (as amended or otherwise modified, the "CREDIT AGREEMENT") among Grubb & Ellis Company (the "BORROWER"), various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Credit Agreement.

         Pursuant to a letter agreement dated March 26, 2003 and a letter agreement dated May 1, 2003, the Required Lenders waived through May 30, 2003 any Default or Event of Default arising from the Borrower's non-compliance with
Section 8.1(c) (minimum Adjusted EBITDA) of the Credit Agreement for the fiscal quarters ended December 31, 2002 and March 31, 2003 (the "Existing Defaults").

         At the Borrower's request, the Required Lenders agree to extend the waiver of the Existing Defaults through June 6, 2003. The Borrower acknowledges that the foregoing waiver shall expire on June 6, 2003 and, absent a further waiver by the Required Lenders or an amendment to the Credit Agreement, an immediate Event of Default shall exist.

         This letter agreement shall become effective when the Administrative Agent shall have received counterparts of this letter agreement executed by the Borrower and the Required Lenders.

         This letter agreement is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver, consent or amendment with respect to any other matter whatsoever. The Administrative Agent and the Lenders hereby reserve all of their rights, powers and remedies under the Credit Agreement and applicable law.

         This letter agreement may be executed in counterparts and by the parties hereto on separate counterparts.

         This letter agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.


                                        BANK OF AMERICA, N.A.
                                        as Administrative Agent and as a Lender


                                        BY:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



                                        LASALLE BANK NATIONAL ASSOCIATION


                                        BY:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



                                        BANK ONE, NA (as successor by merger
                                        with American National Bank and Trust
                                        Company of Chicago)


                                        BY:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Agreed to and accepted as of
May 30, 2003:

GRUBB & ELLIS COMPANY


By:
   -------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                                  CONFIRMATION

         Dated as of May 30, 2003

         To:      Bank of America, N.A., individually and as Administrative
Agent, and the other financial institutions party to the Credit Agreement referred to below

         Please refer to (a) the Amended and Restated Credit Agreement dated as of December 31, 2000 (as amended, the "Credit Agreement") among Grubb & Ellis Company, various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (the "Administrative Agent"); (b) the other "Loan Documents" (as defined in the Credit Agreement), including the Guaranty and Collateral Agreement; and (c) the letter agreement dated as of the date hereof (the "Waiver") delivered pursuant to the Credit Agreement.

         Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Waiver and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

                                        GRUBB & ELLIS COMPANY
                                        GRUBB & ELLIS CONSULTING SERVICES
                                        COMPANY
                                        GRUBB & ELLIS NEW YORK, INC.
                                        GRUBB & ELLIS OF MICHIGAN, INC.
                                        GRUBB & ELLIS OF NEVADA, INC.
                                        GRUBB & ELLIS OF OREGON, INC.
                                        GRUBB & ELLIS AFFILIATES, INC.
                                        GRUBB & ELLIS MANAGEMENT SERVICES, INC.
                                        GRUBB & ELLIS MANAGEMENT SERVICES OF
                                        MICHIGAN, INC.
                                        HSM INC.
                                        LANDAUER HOSPITALITY INTERNATIONAL, INC.



                                        By:
                                            ------------------------------------
                                        Name: Brian Parker
                                        Title: Chief Financial Officer